Exhibit 10.8

FORM OF NON-QUALIFIED OPTION GRANT AGREEMENT

NON-QUALIFIED OPTION GRANT AGREEMENT

THIS NON-QUALIFIED OPTION GRANT AGREEMENT ("Agreement"), is made and effective as of _____________________ (the "Grant Date"), by and between Sensus Healthcare, LLC, a Delaware limited liability company ("Sensus"), and ________________ ("Participant").

RECITALS:

WHEREAS, Sensus is desirous of increasing the incentive of Participant whose contributions are important to the continued success of Sensus.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, Sensus hereby grants Participant options to purchase membership interests of Sensus pursuant to the Sensus 2013 Option Plan (the "Plan"), upon the following terms and conditions. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan. A copy of which has been provided to Participant.

1.	GRANT OF OPTION

Subject to the terms and conditions of this Agreement and the Plan, Sensus hereby grants to Participant an option ("Option") to purchase an aggregate of _______________ (_____) units of membership interests of Sensus (an “Option Interest”). This Option is intended to be a non-qualified stock option and is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code (the “Code”).

2.	EXERCISE PRICE

The Exercise Price of this Option shall be _______________ ($_____) per Option Interest.

3.	TERM AND VESTING OF OPTION

(a)          Option Period. Subject to the provisions of this Section 3 hereof and the Plan, this Option shall terminate and all rights to purchase shares hereunder shall cease on the ________ (___) anniversary of the Grant Date.

(b)          Vesting and Exercisability. Subject to the provisions of Section 5 hereof and the Plan, this Option shall become vested and exercisable on the ______anniversary of the Grant Date, provided that Participant is, and has been, continuously employed by Sensus as of the _______anniversary of the Grant Date, as determined by the Committee in its sole discretion. No portion of the Option shall vest prior to the ___________ anniversary of the Grant Date, except as provided in Section 3(c).

(c)          Acceleration of Vesting Upon Change in Control. Notwithstanding Section 3(b) above, the Option shall fully vest at the time of a Change in Control if the Participant is, and has been, continuously employed by Sensus (i) as of such time, or (ii) as of the date that is within ninety (90) days prior to a Change in Control and Participant’s employment with Sensus was terminated by Sensus without Cause.

4.	MANNER OF EXERCISE AND PAYMENT

(a)          Notice. This Option may be exercised to the extent vested as provided in Section 3. Prior to exercise of the Option, Participant shall deliver to Sensus a written notice, in the form acceptable to Sensus, stating that Participant is exercising the Option and specifying the number of Option Interests which are to be purchased pursuant to the Option. An attempt to exercise any Option granted hereunder other than as set forth herein shall be invalid and of no force and effect.

(b)          Payment. Unless otherwise provided by the Committee, the Exercise Price as well as any tax that Sensus may be required to transmit to any government entity/agency in connection with Option exercise (the amount to be paid with respect to such tax to be determined by the Committee in its sole discretion) must be paid to Sensus before the applicable exercise date. Payment of the Exercise Price for the Option Interests pursuant to the exercise of an Option shall be made by one of the following methods: (i) by wire transfer, certified or cashier’s check, bank draft or money order; or (ii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law and the LLC Agreement, may permit.

5.	TERMINATION OF EMPLOYMENT

(a)          Expiration of Unvested Options. Upon termination of Participant’s employment with Sensus for any reason, Participant’s unvested options shall expire.

(b)          Cause; Death; Disability. In the event Participant's employment with Sensus is terminated for Cause, death, or disability, this Option, whether vested or unvested, (i) shall be deemed to have expired upon termination of employment, and (ii) any Option Interests acquired by Participant through Option exercise that took place within thirty (30) days immediately preceding the date of such termination of employment shall be forfeited to Sensus and the Exercise Price paid by Participant shall be returned to Participant or his/her estate.

(c)          Without Cause. If Participant's employment or service with Sensus is terminated without Cause (including retirement), Participant shall have the right at any time within the period not to exceed thirty (30) days after such termination without Cause and prior to termination of this Option pursuant to its terms, to exercise, in whole or in part, any vested portion of this Option held by Participant at the date of such termination.

6.	COMPANY'S RIGHT TO PURCHASE AWARD INTERESTS

Unless otherwise provided in this Agreement, the Sensus shall have the right to repurchase the Option Interests issued with respect to any Participant following such Participant's termination of employment and service with the Company, at a price for the Option Interests equal to the lesser of: (i) the Fair Market Value of such Option Interests, as determined on the day of such termination, or (ii) Exercise Price paid by the Participant (other than the Exercise Price paid by virtue of the Grantor withholding Option Interests) for such Option Interests, provided that the Grantor notifies the Participant of its intent to exercise such right within 90 days of termination. The right of the Grantor to repurchase the Option Interests pursuant to this Section shall terminate upon the occurrence of a Change in Control.

"Fair Market Value" means, unless otherwise required by the Code or the Plan, as of any date, the value determined in good faith by the Committee in its sole discretion. Notwithstanding anything in the foregoing paragraph, Fair Market Value shall be determined consistent with Section 409A of the Code.

7.	MISCELLANEOUS

(a)          Incorporation of Recitals. All of the Recitals set forth above are incorporated into this Agreement by this reference.

(b)          No Right to Continued Employment; No Rights as Member. Neither the Plan nor this Agreement shall confer upon Participant any right to be retained as an employee of Sensus. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Sensus to terminate the Participant’s employment at any time, with or without Cause. Participant shall not have any rights as a Member with respect to any Interests subject to the Option prior to the date of exercise of the Option and execution of a joinder to Sensus’ Limited Liability Company Agreement in form and substance acceptable to Sensus, in its sole discretion.

(c)          Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(d)          Controlling Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without application of the principles of conflict of laws thereof.

(e)          Binding Nature of Agreement; Transferability. This Agreement shall be binding upon all successors of Sensus and all permitted successors and assigns of Participant. This Agreement shall not be assignable or transferable by Participant.

(f)          Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(g)          Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(h)          Number of Days; Time of Essence. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday. Time is of the essence with respect to all time periods provided herein.

(i)          No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(j)          Entire Agreement; Amendments. This Agreement, including the Plan and any other documents and exhibits referred to herein and therein, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Except as expressly provided herein or in the Plan, this Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

(k)          Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and, therefore, strict construction shall not be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. If any provision of this Agreement conflicts with the terms of the Plan, the Plan shall govern.

(l)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SENSUS HEALTHCARE, LLC, a Delaware limited liability company

By:
Name:
Its:

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By:

Address: